Exhibit 99.1

Bentley Park 2 Holland Way Exeter, NH 03833-2937 Tel: 603.658.6100 Fax: 603.658.6101/6102 www.bentleypharm.com	News Release
FOR IMMEDIATE RELEASE	Company Contact: Michael D. Price Vice President, Chief Financial Officer Bentley Pharmaceuticals, Inc. 603.658.6100
www.bentleypharm.com

Investor Relations Contacts: Linda Decker, V.P. – Investor Relations Jeff Myhre, V.P. – Editorial Porter, Le Vay & Rose, Inc. 212.564.4700 Tom Gibson – Media Relations 201.476.0322

BENTLEY PHARMACEUTICALS APPOINTS JOHN A. SEDOR PRESIDENT

- Former President and CEO of Sandoz to Direct Bentley’s Drug Delivery Strategy -

EXETER, NH, August 29, 2005 — Bentley Pharmaceuticals, Inc. (NYSE: BNT), a technology-based specialty pharmaceutical and drug delivery company with a growing branded and generic product line in Europe, today announced that it has appointed John A. Sedor as its new President, succeeding James R. Murphy, who will remain Chairman and CEO of the Company.

John A. Sedor has a 30-year track record as a successful business leader in the pharmaceutical, biotechnology and consumer products industries.  Most recently, he was President and CEO of Sandoz, Inc. (a division of Novartis A.G.), and he held similar positions at Verion, Inc., and Centeon, LLC.  Other industry experience includes positions at Rhône-Poulenc, Rorer, Revlon Health Care Group, Armour Pharmaceutical Company, and Parke-Davis.  He is a past Chairman of the International Plasma Products Industry Association, and a former board member of Quantum Homecare, Applied Immune Sciences and the National Pharmaceutical Council.  A veteran of the Vietnam War, Mr. Sedor holds a Bachelor of Science degree from Duquesne University, and has studied strategic marketing at both Northwestern University’s Kellogg Graduate School of Management and Harvard University.  He has attended Harvard’s executive forum as well.

James R. Murphy, Chairman and CEO of Bentley Pharmaceuticals, said, “We are very fortunate to find an accomplished individual with John’s experience and talent to join our team.  He combines two very distinct sets of skills, those of a pharmaceutical veteran and those of a strategic leader.  He has built successful companies utilizing this expertise for thirty years.  As Bentley Pharmaceuticals grows in Europe and expands into the United States, we need the abilities and background he brings to the table.  We expect him to drive the implementation of our strategic plan for growing Bentley’s world-wide business.”

Mr. Sedor commented, “I am very excited about joining Bentley at this stage of the Company’s development.  With the business moving beyond its Spanish base in Europe, and with its expansion into the US market, there is a need for greater focus on the strategic direction of the Company.  I firmly believe that my experience and training, combined with Bentley’s exciting drug delivery technology, will enable Bentley to fulfill its potential.  I look forward to working side-by-side with Jim and the rest of the Bentley management team to advance the Company’s technology and manage its growth.”

Bentley Pharmaceuticals has said that it has been looking for seasoned, talented executives that can guide the Company as it implements its growth strategy.

Bentley Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on advanced drug delivery technologies and pharmaceutical products. Bentley’s proprietary drug technologies enhance or facilitate the absorption of pharmaceutical compounds across various membranes. Bentley also manufactures and markets a growing portfolio of generic and branded pharmaceuticals in Europe for the treatment of cardiovascular, gastrointestinal, infectious and neurological diseases through its subsidiaries, Laboratorios Belmac, Laboratorios Davur and Laboratorios Rimafar; and manufactures and markets active pharmaceutical ingredients through its subsidiary, Bentley API.

Copies of Bentley Pharmaceuticals’ press releases and other information may be obtained through Bentley’s web site at www.bentleypharm.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  This press release contains forward looking statements, including without limitation, statements regarding Bentley’s prospects for growth of its business, geographic expansion plans and strategic direction.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements.  Factors that may cause such differences include, but are not limited to risks associated with the timing and results of clinical trials, efficacy and safety of our products, the timing and nature of regulatory approvals, expanding generic and branded drug operations, changes in third-party reimbursement and government mandates which impact pharmaceutical pricing, development and commercialization of our products and formulations, competition from other manufacturers of generic and proprietary pharmaceuticals, intellectual property litigation, Bentley’s relationships with its strategic partners, the unpredictability of patent protection, technological changes, the effects of economic conditions, risks associated with international operations, and other uncertainties detailed in Bentley’s most recent Annual Report on Form 10-K and its other subsequent periodic reports filed with the Securities and Exchange Commission.

Bentley cautions investors not to place undue reliance on the forward-looking statements contained in this release.  These statements speak only as of the date of this document, and Bentley undertakes no obligation to update or revise the statements, except as may be required by law.

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